SCHEDULE 14A


SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14 (a) of the Securities Exchange Act of
1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:
[_]   Preliminary Proxy Statement
[_]   Confidential, For Use of the Commission Only
[X]   Definitive Proxy Statement
[_]   Definitive Additional Materials
[_]   Soliciting Materials Pursuant to s. 240.14a-12

                             Watts Industries, Inc.
                (Name of Registrant as Specified in Its Charter)

         -----------------------------------------------------------------------
         (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[_]   Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

      1)    Title of each class of securities to which transaction applies:

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      2)    Aggregate number of securities to which transaction applies:

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      3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

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      4)    Proposed maximum aggregate value of transaction:

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      5)    Total fee paid:

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[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.
      1)    Amount Previously Paid:
      2)    Form, Schedule or Registration Statement No.:
      3)    Filing Party:
      4)    Date Filed:

                                     [LOGO]
                             Watts Industries, Inc.

                                 March 17, 2000

Dear Stockholder:

      We cordially invite you to attend our 2000 Annual Meeting, which will be held on Wednesday, April 26, 2000 at 10:00 a.m., in the Phillips Room of The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts 01810.

      At the Annual Meeting the stockholders will elect Directors and act upon certain other matters as described in the proxy statement. The Board of Directors urges you to read the proxy statement which describes these matters and presents other important information.

      Your support of our efforts is important to the other Directors and to me regardless of the number of shares you own. Accordingly, we urge you to complete, sign and return your proxy promptly in the envelope provided for your convenience.

      Following the completion of the scheduled business, we will report on the Company's operations and plans and answer questions from the floor. We hope that you will be able to join us on April 26th.

                                             Sincerely,


                                             /s/ Timothy P. Horne

                                             TIMOTHY P. HORNE
                                             Chairman of the Board
                                               and Chief Executive Officer

                             WATTS INDUSTRIES, INC.
                               815 Chestnut Street
                             North Andover, MA 01845

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on April 26, 2000

To the Stockholders of
     Watts Industries, Inc.

      Notice is hereby given that the Annual Meeting of Stockholders of Watts Industries, Inc. will be held in the Phillips Room of The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts 01810, on Wednesday, April 26, 2000, at 10:00 a.m., for the following purposes:

      1. To elect to the Board of Directors of Watts Industries, Inc. five Directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified; and

      2. To ratify the selection of KPMG LLP as the independent auditors of the Company for the current fiscal year.

      Only stockholders of record at the close of business on March 3, 2000 will be entitled to notice of and to vote at the meeting or any adjournment(s) or postponement(s) thereof.

                                       By Order of the Board of Directors


                                       /s/ William C. McCartney

                                           WILLIAM C. McCARTNEY
                                           Secretary

North Andover, Massachusetts
March 17, 2000

                                    IMPORTANT

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS. ACCORDINGLY, YOU ARE URGED TO PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU SO CHOOSE, YOU MAY VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING.

                             WATTS INDUSTRIES, INC.

                         -------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 26, 2000
                                 PROXY STATEMENT

                         -------------------------------

                             INFORMATION CONCERNING
                             SOLICITATION AND VOTING

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Watts Board") of Watts Industries, Inc. (the "Company") for use at the Company's 2000 Annual Meeting of Stockholders to be held on Wednesday, April 26, 2000 at 10:00 a.m., in the Phillips Room of The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts 01810 and at any adjournment(s) or postponement(s) thereof. Shares represented by duly executed proxies will be voted (i) for the election of the nominees named herein for Director, and (ii) for the ratification of the selection of KPMG LLP as the independent auditors of the Company for the current fiscal year, in each case unless authority is withheld or different instructions are given.

      Proxies may be revoked by a written revocation received by the Secretary of the Company at the address of the Company set forth below or in open meeting at any time prior to the voting thereof. Submission of a later dated proxy will revoke any earlier dated proxy. Unless previously revoked, proxies delivered will be voted at the meeting. Where a choice or instruction is specified by the stockholder thereon, the proxy will be voted in accordance with such specification. Where a choice or instruction is not specified by the stockholder, the proxy will be voted as recommended by the Directors. Shares held for customers of brokers which are not voted on a proposal because of a lack of instructions from such brokers' customers are not considered entitled to vote on that proposal, but if represented by proxy will be treated as present at the meeting. Because directors are elected by a plurality of the votes cast, withholding authority to vote for a nominee has the same effect as a vote against such nominee.

      Stockholders of record at the close of business on March 3, 2000 are entitled to receive notice of and to vote at the meeting. Each share of Class A Common Stock of the Company outstanding on the record date is entitled to one vote, and each share of Class B Common Stock of the Company outstanding on the record date is entitled to ten votes. As of the close of business on March 3, 2000, there were outstanding and entitled to vote 16,903,484 shares of Class A Common Stock and 9,485,247 shares of Class B Common Stock.

      This proxy statement and the enclosed proxy are being mailed together by the Company on or about March 17, 2000 to stockholders of record as of March 3, 2000. The Company's Annual Report for the six month fiscal year ended December 31, 1999 is also being mailed to such stockholders of the Company with this proxy statement.

      The principal executive offices of the Company are located at 815 Chestnut Street, North Andover, Massachusetts 01845.

      The expenses of preparing, printing and assembling the materials used in the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may also use the services of some of its officers and employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by mail, telephone and telegraph. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses.

      At the date hereof the management of the Company has no knowledge of any business other than the matters set forth in the Notice of Annual Meeting of Stockholders and described above that will be presented for consideration at the meeting. If any other business should come before such meeting, the persons appointed by the enclosed form of proxy will have discretionary authority to vote all such proxies as they shall decide. Each of the persons appointed by the enclosed form of proxy present and acting at the meeting, in person or by substitute, shall have and may exercise all of the powers and authority of the proxies.

      PROPOSAL 1

                              ELECTION OF DIRECTORS

      The Watts Board has fixed the number of Directors at five and nominated the individuals named below for election as Directors. If elected, the nominees will serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. Proxies will be voted for the nominees named below unless otherwise specified in the proxy. All of the nominees are presently members of the Watts Board. Management does not contemplate that any of the nominees will be unable to serve, but in that event, proxies solicited hereby will be voted either for the election of another person or persons to be designated by the Watts Board or to fix the number of Directors at a lesser number and elect the nominees able to serve. Holders of voting rights sufficient to elect each of the nominees named below have indicated an intention to vote in favor of such nominees.

      The Board of Directors recommends that stockholders vote FOR this proposal.

              INFORMATION AS TO DIRECTORS AND NOMINEES FOR DIRECTOR

      Set forth below is the name and age of each director and nominee for director, each of whom is a current director of the Company, his or her principal occupation for the past five years, the year each became a director of the Company and certain other information. The information is as of March 15, 2000.

                                               Present Principal Employment and                               Director
      Name              Age                      Prior Business Experience (1)                                Since (1)
      ----              ---                      -----------------------------                                ---------

Timothy P. Horne.........61     Chairman of the Board since 1986 and Chief Executive Officer since            1962 (2)
                                1978; President from 1994 to April 1997.
                                Mr. Horne joined the Company in 1959.

Kenneth J. McAvoy........59     Chief Financial Officer and Treasurer from 1986 to 1999;                      1994 (2)
                                Vice President of Finance from 1984 to 1994; Executive Vice President of European Operations from 1994 to 1996; Secretary from 1985 to 1999.
                                Mr. McAvoy joined the Company in 1981.

Gordon W. Moran..........61     Chairman of Hollingsworth & Vose Company, a paper manufacturer,               1990 (2)
                                since 1997, and served as its President and Chief Executive Officer from 1983 to 1998. Mr. Moran is a director of Associated Industries of
                                Massachusetts, the American Paper Institute and the South Norfolk
                                County Association for Retarded Citizens, Inc.

Daniel J. Murphy, III....57     Chairman of Northmark Bank, a commercial bank, since August                   1986 (2)
                                1987. Prior to forming Northmark Bank in 1987, Mr. Murphy was a
                                Managing Director of Knightsbridge Partners, Inc., a venture capital firm, from January to August 1987 and President and a director of Arltru Bancorporation, a bank holding company, and its wholly owned subsidiary, Arlington Trust Company, from 1980 to
                                1986. Mr. Murphy is a director of Bay State Gas Company.

Roger A. Young...........53     Chairman of the Board of Directors of Bay State Gas Company,                  1999 (2)
                                a wholly owned subsidiary of NiSource Inc., since 1996 and serving on its Board since 1975, and elected its President and Chief Operating
                                Officer in 1981 and Chief Executive Officer in 1990, serving in such position until 1999.  Mr. Young is also a director of NiSource, Inc., and the Utility Business Education Coalition.

(1) All positions with the Company indicated for periods prior to January 1, 1986 were held with Watts Regulator Co. The Company became the parent company of Watts Regulator Co. and its various subsidiaries pursuant to a reorganization effective as of January 1, 1986.

(2)   Nominee for director.

                            FEES TO CERTAIN DIRECTORS

      Each non-employee Director receives a fee of $18,000 per year and $500 per Board of Directors or committee meeting attended and also receives reimbursement for out-of-pocket expenses incurred in connection with attending such meetings. In addition, each non-employee Director is eligible to receive grants of stock options under the Company's 1991 Non-Employee Directors' Nonqualified Stock Option Plan. Directors of the Company who are employees of the Company receive no compensation for their services as Directors.

                MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

      The Watts Board held 5 meetings during the six month fiscal year ended December 31, 1999. Each of the Directors of the Company attended at least three-quarters of the meetings of the Watts Board and of the committees on which such Director served. The Watts Board has a standing Audit Committee and a standing Stock Option and Compensation Committee. The Audit Committee held 1 meeting, and the Stock Option and Compensation Committee held 1 meeting, during the six month fiscal year ended December 31, 1999. The Audit Committee reviews audit performance, recommends appropriate action on the basis of audit results and receives and reviews the auditors' "management letters" and management's responses thereto. The Stock Option and Compensation Committee is responsible for administering the Company's 1996 Stock Option Plan, its 1989 Nonqualified Stock Option Plan, its 1986 Incentive Stock Option Plan (the 1986 and 1989 Plans have expired, but there remain outstanding previously granted options) and its Management Stock Purchase Plan pursuant to authority delegated to it by the Watts Board and for approving the compensation arrangements of the principal executive officers of the Company. Messrs. Moran, Murphy, and Young comprise the Audit Committee and Messrs. Murphy and Moran comprise the Stock Option and Compensation Committee.

                      PRINCIPAL AND MANAGEMENT STOCKHOLDERS

      The following table sets forth as of February 21, 2000 (except as otherwise indicated) certain information concerning shares of Class A Common Stock and Class B Common Stock held by (i) all beneficial owners of 5% or more of either class of the Company's common stock, (ii) each Director or person nominated for election as a Director of the Company and (iii) the Chief Executive Officer, the four other most highly compensated executive officers listed in the Summary Compensation Table and, as a group, all executive officers, and Directors and persons nominated for election as Directors of the Company.

                                                                        Number of
                                                                         Shares                     Total Percent(1)
                                                                      Beneficially                  ----------------
Name of Beneficial Owner(2)                                            Owned(1)(3)              Equity           Voting
---------------------------                                            -----------              ------           ------

Timothy P. Horne(4)..............................................9,514,701  (5)(6)(7)            35.6%            81.4%
Gabelli Group Capital Partners, Inc..............................3,820,025  (14)(23)             14.5              3.4
George B. Horne(4)(9)............................................2,124,600  (6)(9)(10)            8.1             19.0
Frederic B. Horne................................................1,840,473  (8)                   7.0              3.7
Daniel W. Horne(4)(11)...........................................1,335,840  (6)(10)(11)           5.0             12.0
Deborah Horne(4)(12).............................................1,335,840  (6)(10)(12)           5.0             12.0
Peter W. Horne(4)(13)............................................1,284,040  (7)(13)               4.9             11.1
Daniel J. Murphy, III(4).........................................1,268,207  (7)(16)               4.8             11.1
Lazard Freres & Co. LLC..........................................1,228,500  (14)(25)              4.7              1.0
Dimensional Fund Advisors Inc....................................1,153,300  (14)(15)              4.4              1.0
Perkins, Wolf, McDonnell & Company...............................1,108,000  (14)(24)              4.2              1.0
Kenneth J. McAvoy..................................................164,598  (14)(18)              *                *
William C. McCartney................................................93,756  (14)(19)              *                *
Michael O. Fifer....................................................48,909  (14)(22)              *                *
Gordon W. Moran.....................................................28,846  (14)(16)              *                *
John Gannon..........................................................9,284  (14)(17)              *                *
Roger A. Young.......................................................3,094  (14)                  *                *

All executive officers and Directors as a group (15 persons) ...10,139,541  (20)(21)             37.1             81.6

*Less than one percent.

(1) The number of shares and the percentages have been determined as of February 21, 2000 in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). At that date, a total of 26,388,731 shares were outstanding, of which 9,485,247 were shares of Class B Common Stock entitled to ten votes per share and 16,903,484 were shares of Class A Common Stock entitled to one vote per share. Each share of Class B Common Stock is convertible into one share of Class A Common Stock.

(2) The address of each stockholder in the table is c/o Watts Industries, Inc., 815 Chestnut Street, North Andover, Massachusetts 01845, except that Frederic B. Horne's address is c/o Conifer Ledges, Ltd., 219 Liberty Square, Danvers, Massachusetts 01923, Dimensional Fund Advisors Inc. address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401, Gabelli Group Capital Partners, Inc., address is One Corporate Center, Rye, New York 10586, Perkins, Wolf, McDonnell & Company address is 53 W. Jackson Blvd., Suite 722, Chicago, IL 60604, and Lazard Freres & Co. LLC address is 30 Rockefeller Plaza, NY, NY 10020.

(3) "Beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). A person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

(4)   Timothy P. Horne, George B. Horne, Daniel W. Horne, Deborah Horne, Peter
      W. Horne, Tara Horne, and Daniel J. Murphy, III may be deemed a "group" as that term is used in Section 13(d)(3) of the Exchange Act.

      Shares of Class B Common Stock of the Company beneficially owned by each member of the Horne family named in the above table and in footnote 4 and any voting trust certificates in respect thereof are subject to a right of first refusal in favor of the other Horne family members (other than George B. Horne). The Company has granted registration rights with respect to the shares of Class B Common Stock beneficially owned by such Horne family members.

(5) Includes (i) 2,751,220 shares of Class B Common Stock and 62,742 shares of Class A Common Stock, beneficially owned by Timothy P. Horne (for purposes of this footnote, "Mr. Horne"), (ii) 1,335,840 shares held for the benefit of Daniel W. Horne, Mr. Horne's brother, under a revocable trust for which Mr. Horne serves as sole trustee, (iii) 1,335,840 shares held for the benefit of Deborah Horne, Mr. Horne's sister, under a trust for which Mr. Horne serves as sole trustee, which trust is revocable with the consent of the trustee, (iv) 1,235,840 shares held for the benefit of Peter W. Horne, Mr. Horne's brother, under a revocable trust for which Peter W. Horne serves as sole trustee, (v) 2,124,600 shares held for the benefit of George B. Horne, Mr. Horne's father, under a revocable trust for which Mr. Horne serves as co-trustee, (vi) 40,000 shares owned by Tara V. Horne, Mr. Horne's daughter, (vii) 207,740 shares held by Mr. Horne, as trustee or custodian for Mr. Horne's minor daughter, (viii) 30,200 shares held for the benefit of Tara V. Horne, under an irrevocable trust for which Mr. Horne serves as trustee, (ix) 22,600 shares held for the benefit of Mr. Horne's minor daughter, under an irrevocable trust for which Mr. Horne serves as trustee and (x) 368,079 shares issuable upon the exercise of stock options exercisable currently or within 60 days of February 21, 2000. The shares noted in clause (iv) are held in a voting trust for which Mr. Horne and Daniel J. Murphy III serve as co-trustees. See footnote 7. A total of 2,751,220 of the shares of Class B Common Stock noted in clause
      (i), the shares noted in clauses (ii) and (iii), and (v) through (ix) of this footnote (7,848,040 shares in the aggregate) are held in a voting trust for which Mr. Horne serves as trustee. See footnote 6. All shares beneficially owned or which may be deemed beneficially owned by Mr. Horne are Class B Common Stock except 62,742 of the shares noted in clause (i) and all of the shares noted in clause (x) of this footnote.

(6) All shares of Class B Common Stock held by Timothy P. Horne, individually, all shares of Class B Common Stock held by trusts for the benefit of Daniel W. Horne, Deborah Horne, Tara V. Horne and Timothy P. Horne's minor daughter, George B. Horne, 207,740 shares of Class B Common Stock held by Mr. Horne, as custodian and trustee for his minor daughter, and 40,000 shares of Class B Common Stock held by Tara V. Horne (7,848,040 shares in the aggregate) are subject to the terms of The Amended and Restated George
      B. Horne Voting Trust Agreement-1997 (the "1997 Voting Trust"). Under the terms of the 1997 Voting Trust, the trustee (currently Timothy P. Horne) has sole power to vote all shares subject to the 1997 Voting Trust. Timothy P. Horne, for so long as he is serving as trustee of the 1997 Voting Trust, has the power to determine in his sole discretion whether or not pro posed actions to be taken by the trustee of the 1997 Voting Trust shall be taken, including the trustee's right to authorize the withdrawal of shares from the 1997 Voting Trust (for purposes of this footnote, the "Determination Power"). In the event that Timothy P. Horne ceases to serve as trustee of the 1997 Voting Trust, no trustee thereunder shall have the Determination Power except in accordance with a duly adopted amendment to the 1997 Voting Trust. Under the terms of the 1997 Voting Trust, in the event Timothy P. Horne ceases to serve as trustee of the 1997 Voting Trust, then Daniel J. Murphy, III, a director of the Company, David F. Dietz, whose professional corporation is a partner in the law firm of Goodwin, Procter & Hoar LLP, and Walter J. Flowers, a partner in the law firm of Flowers and Lichtman (each, a "Successor Trustee" and collectively, the "Successor Trustees"), shall thereupon become co-trustees of the 1997 Voting Trust. At any time, Timothy P. Horne, if then living and not subject to incapacity, may designate up to two additional persons, one to be designated as the primary designee (the "Primary Designee") and the other as the secondary designee ("Secondary Designee"), to serve in the stead of any Successor Trustee who shall be unable or unwilling to serve as a trustee of the 1997 Voting Trust. Such designations are revocable by Timothy P. Horne at any time prior to the time at which such designees become a trustee. If any of the Successor Trustees is unable or unwilling or shall otherwise fail to serve as a trustee of the 1997 Voting Trust, or after becoming a co-trustee shall cease to serve as such for any reason, then a third person shall become a co-trustee with the remaining two trustees, in accordance with the following line of succession: first, any individual designated as the Primary Designee, next, any individual designated as the Secondary Designee, and then, an individual appointed by the holders of a majority in interest of the voting trust certificates then outstanding. In the event that the Successor Trustees shall not concur on matters not specifically contemplated by the terms of the 1997 Voting Trust, the vote of a majority of the Successor Trustees shall be determinative. No trustee or Successor Trustee shall possess the Determination Power unless it is specifically conferred upon such trustee pursuant to the provisions of the 1997 Voting Trust.

      The 1997 Voting Trust expires on August 26, 2021, subject to extension on or after August 26, 2019 by stockholders (including the trustee of any trust stockholder, whether or not such trust is then in existence) who deposited shares of Class B Common Stock in the 1997 Voting Trust and are then living or, in the case of shares in the 1997 Voting Trust the original depositor of which (or the trustee of the original depositor of which) is not then living, the holders of voting trust certificates representing such shares. The 1997 Voting Trust may be amended by vote of the holders of a majority of the voting trust certificates then outstanding and by the number of trustees authorized to take action at the relevant time or, if the trustees (if more than one) do not concur with respect to any proposed amendment at any time when any trustee holds the Determination Power, then by the trustee having the Determination Power. In certain cases (i.e., changes to the extension, termination and amendment provisions), each individual depositor must also approve amendments. Shares may not be removed from the 1997 Voting Trust during its term without the consent of the requisite number of trustees required to take action under the 1997 Voting Trust. Voting trust certificates are subject to any restrictions on transfer applicable to the stock which they represent.

      Timothy P. Horne holds 35.1% of the total beneficial interest in the 1997 Voting Trust (the "Beneficial Interest") individually, 17.0% of the Beneficial Interest as trustee of a revocable trust, 17.0% of the Beneficial Interest as trustee of a trust revocable with the consent of the trustee, 27.1% of the Beneficial Interest as co-trustee of a revocable trust and 2.8% of the Beneficial Interest as trustee of three irrevocable trusts (representing an aggregate of 99% of the Beneficial Interest). George B. Horne holds 27.1% of the Beneficial Interest as co-trustee of a revocable trust. Tara V. Horne, individually and as beneficiary of an irrevocable trust holds 0.9% of the Beneficial Interest, and Mr. Timothy
      P. Horne, as custodian for his minor daughter, holds 0.6% of the Beneficial Interest.

(7) Includes 1,235,840 shares of Class B Common Stock which are beneficially owned by Peter W. Horne, as trustee and beneficiary of a revocable trust for Peter W. Horne, which are subject to the terms of the Horne Family Voting Trust Agreement-1991 (the "1991 Voting Trust"). Under the terms of the 1991 Voting Trust, the two trustees (currently Timothy P. Horne and Daniel J. Murphy, III) have sole power to vote all shares subject to the 1991 Voting Trust. However, as long as Timothy P. Horne is serving as a trustee of the 1991 Voting Trust, Timothy P. Horne generally has the right to vote all shares subject to such trust in the event that the trustees do not concur with respect to any proposed action, including any exercise of the trustee's right to authorize the withdrawal of shares from the 1991 Voting Trust (for purposes of this footnote, the "Determination Power"). The sole exception to the Determination Power is that the concurrence of Timothy P. Horne and Daniel J. Murphy, III is required for the voting of shares in connection with any vote involving the election or removal of directors of the Company. Under the terms of the 1991 Voting Trust, Timothy P. Horne has the authority to designate up to two successor trustees. Timothy P. Horne has not designated any such successor trustee. If each of Timothy P. Horne and Mr. Murphy ceases to serve as a trustee for any reason, and no successor trustee has been designated, the holders of a majority of the voting trust certificates then outstanding have the right to designate successor trustees as necessary under the terms of the 1991 Voting Trust. Under the terms of the 1991 Voting Trust, Timothy P. Horne, the Chairman of the Board of Directors and Chief Executive Officer of the Company, and George
      B. Horne, the father of Timothy P. Horne, can collectively agree to revoke the designation of any successor before he begins to serve or to appoint a new designated successor. If one or more of such Horne family members are unable to take such action, this power rests in the survivor or survivors of them.

      The 1991 Voting Trust expires on October 31, 2001, subject to extension on or after October 31, 1999 by stockholders (including the trustee of any trust stockholder, whether or nor such trust is then in existence) who deposited shares of Class B Common Stock in the 1991 Voting Trust, are then living and continue to hold voting trust certificates under the 1991 Voting Trust or, in the case of shares in the 1991 Voting Trust the original depositor of which (or the trustee of the original depositor of which) is not then living, the holders of voting trust certificates representing such shares. The 1991 Voting Trust may be amended or terminated by vote of the holders of a majority of the voting trust certificates then outstanding and, while one or more of Timothy P. Horne and their successor designated as described in the preceding paragraph is serving as trustee, the trustees. Shares may not be removed from the trust during its term without the consent of the trustees.

(8) The information relating to the number and nature of Frederic B. Horne's beneficial ownership is based on a Schedule 13D filed with the Securities and Exchange Commission on October 8, 1999 by Frederic B. Horne (for purposes of this footnote, "Mr. Horne"). Includes (i) 215,323 shares of Class B Common Stock and 1,391,550 shares of Class A Common Stock, beneficially owned by Mr. Horne, (ii) 22,600 shares of Class B Common Stock held for the benefit of Mr. Horne's minor daughter, under an irrevocable trust for which Mr. Horne serves as trustee, (iii) 11,000 shares of Class B Common Stock beneficially owned by Mr. Horne's minor daughter for which Mr. Horne is custodian, and (iv) 200,000 shares of Class A Common Stock beneficially owned by Mr. Horne as trustee pursuant to an irrevocable trust for the benefit of Mr. Horne, his minor daughter and future descendants.

(9)   Consists of 2,124,600 shares held in a revocable trust for which Timothy
      P. Horne and George B. Horne serve as co-trustees. All of such shares are subject to the 1997 Voting Trust. See footnote 6.

(10)  All shares are Class B Common Stock.

(11) Shares are held in a revocable trust for which Timothy P. Horne serves as sole trustee, and are subject to the 1997 Voting Trust. See footnote 6.

(12) Shares are held in a trust for which Timothy P. Horne serves as sole trustee, which trust is revocable with the consent of the trustee, and are subject to the 1997 Voting Trust. See footnote 6.

(13) All shares are Class B Common Stock except for 48,200 shares of Class A Common Stock. The shares of Class B Common Stock are held in a revocable trust for which Peter W. Horne serves as sole trustee, and are subject to the 1991 Voting Trust. See footnote 7.

(14) All shares are shares of Class A Common Stock or options to purchase Class A Common Stock which are exercisable currently or within 60 days of February 21, 2000.

(15) The information is based on a Schedule 13G filed with the Securities and Exchange Commission by Dimensional Fund Advisors Inc. reporting their aggregate holdings of shares of Class A Common Stock as of December 31, 1999. Such holdings represented 6.88% of the Company's Class A Common Stock as of December 31, 1999 according to the Schedule 13G. Dimensional Fund Advisors Inc. has stated in the Schedule 13G that it is an investment adviser registered under the Investment Advisers Act of 1940 providing investment advice to investment funds and other entities which own the securities of the Company. Dimensional Fund Advisors Inc. has stated in its Schedule 13G that it has sole investment and/or voting power of the shares.

(16) Includes 27,846 shares of Class A Common Stock issuable upon the exercise of stock options under the 1991 Non-Employee Directors' Nonqualified Stock Option Plan.

(17) Represents 9,284 shares of Class A Common Stock issuable upon the exercise of stock options which are exercisable currently or within 60 days of February 21, 2000.

(18) Includes 12,976 shares of Class A Common Stock and 151,622 shares of Class A Common Stock issuable upon the exercise of stock options which are exercisable currently or within 60 days of February 21, 2000.

(19) Represents 93,756 shares of Class A Common Stock issuable upon the exercise of stock options which are exercisable currently or within 60 days of February 21, 2000.

(20) Includes (i) 9,088,230 shares of Class B Common Stock, (ii) 82,948 shares of Class A Common Stock, and (iii) 968,366 shares of Class A Common Stock issuable upon the exercise of stock options which are exercisable currently or within 60 days of February 21, 2000.

(21) Shares of Class B Common Stock of the Company held by members of management other than Horne family members are subject to a right of first refusal in favor of the Company.

(22) Includes (i) 801 shares of Class A Common Stock, (ii) 300 shares of Class A Common Stock held by Mr. Fifer for three minor children and (iii) 47,808 shares of Class A Common Stock issuable upon the exercise of stock options presently or within 60 days of February 21, 2000.

(23) The information is based on a Schedule 13D filed with the Securities and Exchange Commission by Gabelli Group Capital Partners, Inc., Gabelli Funds, LLC, Gabelli Asset Management, Inc., GAMCO Investors, Inc., Mario
      J. Gabelli and Marc J. Gabelli reporting their aggregate holdings of shares of Class A Common Stock as of January 27, 2000. Such holdings represented 22.48% of the Company's 16,988,507 Class A Common Stock shares outstanding as reported in the Company's Form 10-Q for the quarter ended September 30, 1999. Messrs. Mario J. Gabelli and Marc J. Gabelli directly and indirectly control the entities filing the Schedule 13D which entities are primarily investment advisers to various institutional and individual clients, including registered investment companies and pension plans, as broker/dealer and as general partner of various private investment partnerships. The reporting persons and other related entities have the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the shares.

(24) The information is based on a Schedule 13G filed with the Securities and Exchange Commission by Perkins, Wolf, McDonnell & Company reporting ownership of 6.5% of the Company's Class A Common Stock as of December 31, 1999. Perkins, Wolf, McDonnell & Company has stated in the Schedule 13G that it is an investment advisor registered under the Investment Advisors Act of 1940, and that it possesses shared investment and voting power of the shares.

(25) The information is based on a Schedule 13G filed with the Securities and Exchange Commission by Lazard Freres & Co. LLC reporting ownership of 7.23% of the Company's Class A Common Stock as of December 31, 1999. Lazard Freres has stated in the Schedule 13G that it is an investment advisor registered under the Investment Advisors Act of 1940, and that it possesses sole investment power of all of the shares and sole voting power of 1,070,100 of the shares.

COMPENSATION ARRANGEMENTS

Summary Compensation Table

The following table contains information with respect to the compensation for the six month fiscal year ended December 31, 1999 and the three fiscal years ended June 30, 1999, 1998 and 1997 of the Company's Chief Executive Officer and the four other most highly compensated executive officers (the "named executive officers") serving in such capacity at December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                       Long-Term Compensation
                                                                                       ----------------------
                                                 Annual Compensation                           Awards
                                                 -------------------                           ------
                                                                                  Restricted Stock
Name and                            Fiscal         Salary           Bonus               Units             Options
Principal Position                   Year          ($)(1)         ($)(1)(3)         ($)(2)(4)(5)         (#)(2)(6)
------------------                   ----          ------         ---------         ------------         ---------
Timothy P. Horne                     1999.5        352,000         96,857                   0(7)         61,890(12)
Chairman of the Board                1999          701,666              0                   0(7)         61,890(12)
  and Chief                          1998          685,000              0             159,852(7)         61,890(12)
  Executive Officer                  1997          656,666              0             281,586(7)         69,625(12)

Kenneth J. McAvoy(14)                1999.5        113,333         88,477                   0(8)              0
Chief Financial Officer,             1999          218,333         30,000                   0(8)         46,418(12)
  Treasurer and                      1998          206,667              0              96,742(8)         46,418(12)
    Secretary                        1997          188,333         79,040             105,382(8)         54,153(12)

Michael O. Fifer                     1999.5        103,333              0              75,155(9)         46,415(13)
Corporate                            1999          184,417              0             152,941(9)         23,210(13)
  Vice                               1998          162,500          6,622              39,493(9)         19,340(13)
    President                        1997          147,500         10,628              56,662(9)         23,210(13)

John Gannon                          1999.5         95,000              0              56,672(10)        11,605(13)
Vice President                       1999          188,333              0              51,032(10)             0
  of                                 1998          180,000              0             111,573(10)        23,210(13)
    Administration                   1997               --             --                  --                --

William C. McCartney(14)             1999.5         81,333         12,676              56,758(11)        18,565(13)
Vice President                       1999          151,250          3,823              17,055(11)        12,380(13)
  of                                 1998          142,500          7,996              35,787(11)        16,245(13)
    Finance                          1997          128,333         41,600              55,444(11)        19,340(13)

------------

(1) As a result of the Company changing its fiscal year end from June 30th to December 31st of each year, the salary and bonus amounts for the six-month fiscal period of July 1, 1999 to December 31, 1999 ("1999.5") represent the actual amounts earned for 1999.5.

(2) The stock option and Restricted Stock Unit (RSUs) numbers and exercise/purchase prices were equitably adjusted as a result of the Company's spin-off of CIRCOR International, Inc. on October 18, 1999 in which all shareholders of the Company received one share of common stock in CIRCOR for every two shares of common stock of the Company. The market price of the Company's common stock was adjusted in the markets to reflect the market valuations of both the Company and CIRCOR.

(3)   Amounts awarded under the Executive Incentive Bonus Plan, as amended.

(4) Represents the dollar value (net of any consideration paid by the named executive officer) of Restricted Stock Units (RSUs) received under the Management Stock Purchase Plan (the "Management Plan") determined by multiplying the number of RSUs received by the closing market prices of the Company's Class A Common Stock of $14.25, $12.441, $11.916, and $16.40 on the RSU grant dates of February 8, 2000, August 9, 1999, August 11, 1998, and August 4, 1997 respectively.

(5) Each of the named executive officers made an election under the Management Plan in December 1996, 1997, 1998 and in August, 1999 to receive RSUs (i) in lieu of a specified percentage or dollar amount of his actual annual incentive cash bonus or (ii) for a specified dollar amount, up to 100% of his targeted maximum cash bonus, for fiscal years ended June 30, 1997, 1998, 1999 and December 31, 1999 respectively. With respect to fiscal years 1999.5, 1999, 1998 and 1997, RSUs were awarded as of February 8, 2000, August 9, 1999, August 11, 1998, and August 4, 1997, respectively, (the dates actual annual incentive bonuses were determined) by dividing the named executive officer's election amount by the RSU Cost. The RSU Cost was $9.5475, $8.336, $7.984, and $12.30 per RSU for fiscal years 1999.5, 1999, 1998 and 1997, respectively, which was 67% of $14.25,
      $12.441, $11.916, and 75% of $16.40, the closing market prices of the Company's Class A Common Stock on February 8, 2000, August 9, 1999, August 11, 1998 and August 4, 1997, respectively ("1999.5 RSU Cost", "1999 RSU Cost", "1998 RSU Cost" and "1997 RSU Cost"). Closing market prices and RSU Cost were equitably adjusted as described in Note 2. Each RSU is 100% vested three years after the date of grant, and at the end of a deferral period, if one had been specified by the named executive officer under the Management Plan, the Company will issue one share of Class A Common Stock for each vested RSU. Cash dividends, equivalent to those paid on the Company's Common Stock, will be credited to the named executive officer's account for each nonvested RSU and will be paid in cash to such person when such RSUs become vested. Such dividends will also be paid in cash to individuals for each vested RSU held during any deferral period.

(6) Awarded under the 1989 Nonqualified Stock Option Plan (the "1989 Plan"), or the 1996 Stock Option Plan (the "1996 Plan").

(7) Mr. Horne did not elect to receive any RSUs for fiscal year 1999.5. Mr. Horne did not elect to receive a bonus for fiscal year 1999. For fiscal year 1998, Mr. Horne's election under the Management Plan was to receive RSUs equal to $171,250, which was his targeted maximum bonus. Since Mr. Horne's actual bonus was $75,521, Mr. Horne was required to pay out of pocket the difference of $95,729. Mr. Horne received 21,447 RSUs which was determined by dividing $171,250 by the 1998 RSU Cost. For fiscal year 1997, Mr. Horne received 17,169 RSUs in lieu of receiving all of his annual incentive bonus which was $211,200. This number of RSUs was determined by dividing $211,200 by the 1997 RSU Cost. Mr. Horne held 54,742 RSUs at December 31, 1999 with a net value of $583,716 as determined in accordance with Note (4) above, except based on a closing market price of the Company's Class A Common Stock of $14.75 on December 31, 1999.

(8) Mr. McAvoy did not elect to receive any RSUs for fiscal year 1999 and was not eligible to receive any RSUs in fiscal 1999.5. For fiscal year 1998, Mr. McAvoy received 8,118 RSUs in lieu of receiving all of his annual incentive bonus of $64,817. This number of RSUs was determined by dividing $64,817 by the 1998 RSU Cost. For fiscal year 1997, Mr. McAvoy received 6,426 RSUs in lieu of receiving 50% of his total annual incentive bonus of $158,080, or $79,040. This number of RSUs was determined by dividing $79,040 by the 1997 RSU Cost. Mr. McAvoy held 0 RSUs at December 31, 1999. Mr. McAvoy retired as an employee of the Company on December 31, 1999. Under the terms of the Management Plan, all RSUs are cancelled upon retirement and paid out to the participant in common stock and cash for vested and non-vested RSUs, respectively.

(9) For fiscal 1999.5, Mr. Fifer received 5,274 RSUs in lieu of receiving all of his incentive bonus of $50,356. The number of RSUs was determined by dividing $50,356 by the 1999.5 RSU cost. For fiscal year 1999, Mr. Fifer received 12,293 RSUs in lieu of receiving all of his annual incentive bonus of $102,471. The number of RSUs was determined by dividing $102,471 by the 1999 RSU Cost. For fiscal year 1998, Mr. Fifer received 3,314 RSUs in lieu of receiving 80% of his total annual incentive bonus of $33,083, or $26,461. This number of RSUs was determined by dividing $26,461 by the 1998 RSU Cost. For fiscal year 1997, Mr. Fifer received 3,455 RSUs in lieu of receiving 80% of his total annual incentive bonus of $53,125, or $42,497. This number of RSUs was determined by dividing $42,497 by the 1997 RSU Cost. Mr. Fifer held 26,622 RSUs at December 31, 1999 with a value of $392,675 as determined in accordance with Note (4) above, except based on a closing market price of the Company's Class A Common Stock of $14.75 on December 31, 1999.

(10) For fiscal year 1999.5, Mr. Gannon received 3,977 RSUs in lieu of receiving all of his incentive bonus of $37,967. This number of RSUs was determined by dividing $37,967 by the 1999.5 RSU Cost. For fiscal year 1999, Mr. Gannon received 4,102 RSUs in lieu of receiving all of his annual incentive bonus of $34,200. This number of RSUs was determined by dividing $34,200 by the 1999 RSU Cost. For fiscal year 1998, Mr. Gannon's election under the Management Plan was to receive RSU's equal to $81,000, which was his targeted maximum bonus. Since Mr. Gannon's actual bonus was $71,685, Mr. Gannon was required to pay out of pocket the difference of $9,315. Mr. Gannon received 10,145 RSUs which was determined by dividing $81,000 by the 1998 RSU Cost. Mr. Gannon held 14,247 RSUs at December 31, 1999 with a value of $200,828 as determined in accordance with Note (4) above, except based on a closing market price of the Company's Class A Common Stock of $14.75 on December 31, 1999.

(11) For fiscal 1999.5, Mr. McCartney received 3,983 RSUs in lieu of receiving 75% of his incentive bonus of $50,702, or $38,027. This number of RSUs was determined by dividing $38,027 by the 1999.5 RSU Cost.

      For fiscal year 1999, Mr. McCartney received 1,371 RSUs in lieu of receiving 75% of his annual incentive bonus of $15,261, or $11,438. This number of RSUs was determined by dividing $11,438 by the 1999 RSU Cost. For fiscal year 1998, Mr. McCartney received 3,003 RSUs in lieu of receiving 75% of his annual incentive bonus of $31,973 or $23,977. This number of RSUs was determined by dividing $23,977 by the 1998 RSU Cost. For fiscal year 1997, Mr. McCartney received 3,381 RSUs in lieu of receiving 50% of his total annual incentive bonus of $83,200, or $41,600. This number of RSUs was determined by dividing $41,600 by the 1997 RSU Cost. Mr. McCartney held 9,418 RSUs at December 31, 1999 with a value of $138,916 as determined in accordance with Note (4) above, except based on a closing market price of the Company's Class A Common Stock of $14.75 on December 31, 1999.

(12)  Amount awarded under the 1989 Plan.

(13)  Amount awarded under the 1996 Plan.

(14) Mr. McAvoy retired from the Company on December 31, 1999. Mr. McCartney was appointed Chief Financial Officer, Treasurer and Secretary on January 1, 2000.

Stock Option Grants

      The following table shows information concerning options to purchase the Company's Class A Common Stock granted in fiscal 1999.5 to the named executive officers.

                                                                                                       Potential Realizable Value
                                                                                                       at Assumed Annual Rates of
                                                                                                        Stock Price Appreciation
                                                       Individual Grants                                   for Option Term(3)
                         ------------------------------------------------------------------------      --------------------------
                                         % of Total
                                           Options
                                         Granted to        Exercise    Market Price
                            Options       Employees         or Base     on Date of
                            Granted       in Fiscal          Price         Grant       Expiration
Name                     (#)(1)(2)(7)       Year            ($/Sh)(7)    ($/Sh)(7)        Date           5%($)         10%($)
----                     ------------       ----            ---------    ---------        ----           -----         ------
Timothy P. Horne            61,890(4)       23.74          12.441(5)      12.441        8-10-2009       484,537       1,227,217
Kenneth J. McAvoy                0(4)        0.0           12.441(5)      12.441        8-10-2009             0               0
Michael O. Fifer            46,415(4)       17.8           12.441(6)      12.441        8-10-2009       363,383         920,363
John Gannon                 11,605(4)        4.45          12.441(6)      12.441        8-10-2009        90,855         230,115
William C. McCartney        18,565(4)        7.12          12.441(6)      12.441        8-10-2009       145,346         368,126

(1)   All options were granted as of August 10, 1999.

(2) Options vest over five years at the rate of 20% per year on successive anniversaries of the respective dates on which the options were granted and generally terminate upon the earlier of the termination of employment, subject to certain exceptions, or ten years from the date of grant. Under the terms of the 1996 Stock Option Plan, the incentive stock options granted to optionees who hold more than 10% of the combined voting power of all classes of stock of the Company have a maximum duration of five years from the date of grant.

(3) Based upon the market price on the date of grant and an annual appreciation at the rate stated on such market price through the expiration date of such options. The dollar amounts in these columns are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(4)   Awarded under the 1996 Plan.

(5) Under the terms of the 1996 Plan, the exercise price of nonqualified stock options cannot be less than 50% of fair market value.

(6) Under the terms of the 1996 Plan, the exercise price of incentive stock options cannot be less than 110% of fair market value for optionees who hold more than 10% of the combined voting power of all classes of stock of the Company and 100% of fair market value for all other optionees.

(7) The option exercise prices and number of options granted were equitably adjusted as a result of the Company's spinoff of CIRCOR International, Inc. on October 18, 1999 in which all shareholders of the

      Company received one share of common stock in CIRCOR for every two shares of common stock of the Company. The market price of the Company common stock was adjusted by the markets to reflect the market valuations of both the Company and CIRCOR.

Aggregated Option Exercises and Option Values

      The following table shows information concerning the exercise of stock options during fiscal year 1999.5 by each of the named executive officers and the fiscal year-end value of unexercised options.

                                                                                                       Value of Unexercised
                                                                 Number of Unexercised                 In-the-Money Options
                                                          Options at Fiscal Year End(#)(2)(4)       at Fiscal Year End($)(3)(4)
                                                          -----------------------------------       ---------------------------
                         Shares Acquired     Value
Name                     on Exercise(#)   Realized($)(1)      Exercisable  Unexercisable            Exercisable  Unexercisable
----                     --------------   --------------      -----------  -------------            -----------  --------------
Timothy P. Horne               0                0               368,079       188,764                 970,210       399,272
Kenneth J. McAvoy              0                0               151,622        95,924                 185,223       195,489
Michael O. Fifer               0                0                47,808        89,120                  51,842       198,480
John Gannon                    0                0                 9,284        25,531                       0        26,796
William C. McCartney           0                0                93,756        49,201                  97,826       103,171

------------

(1) Represents the difference between the market price on the date of exercise and the exercise price of the options before income taxes.

(2) Options vest over five years at the rate of 20% per year on successive anniversaries of the respective dates on which the options were granted and shall generally terminate upon the earlier of the termination of employment, subject to certain exceptions, or ten years from the date of grant.

(3) Represents the difference between the market price on the last day of the fiscal year and the exercise price of the options before income taxes.

(4) The option exercise prices and number of options granted were equitably adjusted as a result of the Company's spinoff of CIRCOR International, Inc. on October 18, 1999 in which all shareholders of the Company received one share of common stock in CIRCOR for every two shares of common stock of the Company. The market price of the Company common stock was adjusted by the markets to reflect the market valuations of both the Company and CIRCOR.

      1991 Non-Employee Directors' Nonqualified Stock Option Plan. Stock options granted under the 1991 Non-Employee Directors' Nonqualified Stock Option Plan (the "Directors' Plan") are granted automatically and without any further action on the part of the Board of Directors as of November 1 in each year commencing in 1991 (with respect to each year, the "Grant Date"). The Directors' Plan provides that options to purchase 3,094 shares of Class A Common Stock (or such lesser amount as shall enable each non-employee Director then in office to receive an equal grant in the event that there are not sufficient shares of Class A Common Stock for each such non-employee Director to receive a grant of 3,094 shares) shall be granted to each non-employee Director duly elected and serving as such on each Grant Date. All options are granted with an exercise price of $10.583 per share.

      Options granted under the Directors' Plan are exercisable when granted, but no option is exercisable after the earlier of (a) the date ten years after the Grant Date or (b) the date on which the Director to whom such options were granted ceases for any reason to serve as a Director of the Company; provided, however, that in the event of termination as a result of disability or death, the Director or his/her personal representative may exercise any outstanding options not theretofore exercised during the 90-day period following such disability or death.

      The Directors' Plan is administered by the Board of Directors or an authorized committee thereof in accordance with Rule 16b-3 under the Exchange Act. The Board of Directors or an authorized committee thereof determines the form of options granted under the Directors' Plan and makes other determinations and interpretations concerning the Directors' Plan and options granted thereunder.

      During fiscal 1999.5 on the Grant Date, each non-employee Director was granted options to purchase 3,094 shares of Class A Common Stock under the Directors' Plan. The option exercise prices and number of options granted were equitably adjusted as a result of the Company's spinoff of CIRCOR International, Inc. on October 18, 1999 in which all shareholders of the Company received one share of common stock in CIRCOR for every two shares of common stock of the Company. The market price of the Company common stock was adjusted by the markets to reflect the market valuations of both the Company and CIRCOR.

Compensation Committee Interlocks and Insider Participation

      The members of the Company's compensation committee are Messrs. Murphy and Moran, neither of whom is an executive officer of the Company. Mr. Murphy also serves on the compensation committee of CIRCOR International, Inc. and neither he nor anyone who is an executive officer of the Company is an executive officer of CIRCOR.

Pension Plan

      The Company maintains a qualified noncontributory defined benefit pension plan (the "Pension Plan") for eligible salaried employees of the Company and its subsidiaries, including the named executive officers specified in the "Summary Compensation Table" above and it maintains a nonqualified noncontributory defined benefit supplemental plan (the "Supplemental Plan") generally for certain highly compensated employees. The eligibility requirements of the Pension Plan are attainment of age 21 and one year of service of 1,000 or more hours. The assets of the Pension Plan are maintained in a trust fund at State Street Bank and Trust Company. The Pension Plan is administered by the Pension Plan Committee, which is appointed by the Board of Directors of the Company. Annual contributions to the Pension Plan are computed by an actuarial firm based on normal pension costs and a portion of past service costs. The Pension Plan provides for monthly benefits to, or on behalf of, each covered employee at age 65 and has provisions for early retirement after ten years of service and attainment of age 55 and surviving spouse benefits after five years of service. Covered employees who terminate employment prior to retirement with at least five years of service are vested in their accrued retirement benefit. The Pension Plan is subject to the Employee Retirement Income Security Act of 1974, as amended.

      The annual normal retirement benefit for employees under the Pension Plan is 1.67% of Final Average Compensation (as defined in the Pension Plan) multiplied by years of service (maximum 25 years), reduced by the Maximum Offset Allowance (as defined in the Pension Plan). For the 1997, 1998 and 1999 Pension Plan years, Annual Compensation in excess of $160,000 per year is disregarded under the Pension Plan ($150,000 for years prior to 1997) for all purposes. For the 2000 Pension Plan year, Annual Compensation in excess of $170,000 is disregarded under the Pension Plan for all purposes. However, benefits accrued prior to the 1994 plan year may be based on compensation in excess of $150,000. Compensation recognized under the Pension Plan includes base salary and annual bonus.

      The Supplemental Plan provides additional monthly benefits to (i) a select group of key executives, (ii) to individuals who were projected to receive reduced benefits as a result of changes made to the Pension Plan to comply with the Tax Reform Act of 1986 and (iii) to executives who will be affected by IRS limits on Pension Plan Compensation. Tier one benefits are provided to a select group of key executives. The annual benefit under this tier payable at normal retirement is equal to the difference between (1) 2% of the highest three year average pay multiplied by years of service up to ten years, plus 3% of average pay times years of service in excess of ten years, to a maximum of 50% of average pay and (2) the annual benefit payable under the Pension Plan described above. Normal retirement under this tier is age 62.

      Tier two benefits are provided to individuals not covered under Tier one who were projected to receive reduced benefits as a result of changes made to the Pension Plan to comply with the Tax Reform Act of 1986. The annual normal retirement benefit payable under this tier is equal to the difference between
(1) the pre-Tax Reform Act formula of 45% of Final Average Compensation less 50% of the participant's Social Security Benefit, the result prorated for years of service less than 25, and (2) the Pension Plan formula above with Annual Compensation in excess of $198,333 disregarded for 2000 ($186,667 for 1997, 1998, and 1999 and $175,000 for years prior to 1997). For the 2000 Plan Year, Annual Compensation in excess of $347,450 is disregarded for all purposes under Tier two of the Supplemental Plan. Tier three benefits are provided to individuals not covered under Tier one or Tier two who will be affected by IRS limits on Pension Plan compensation. The annual normal retirement benefit payable under this tier is based on the Pension Plan formula set forth above, with Annual Compensation in excess of $277,960 disregarded. Compensation recognized under the Supplemental Plan is W-2 pay, including amounts deferred under the Management Stock Purchase Plan and pursuant to Sections 401 and 125 of the Internal Revenue Code, but excluding income realized upon the exercise of stock options.

      The following table illustrates total annual normal retirement benefits (payable from both the Pension Plan and from the Supplemental Plan and assuming attainment of age 62 during 1999) for various levels of Final Average Compensation and years of benefit service under Tier one of the Supplemental Plan, prior to application of the Social Security offset, which is an integral part of the benefits payable under the Supplemental Plan.

                                                         Estimated Total Annual Retirement Benefit
                                                      (Pension Plan plus Supplemental Plan, Tier one)
Final Average Compensation for                                 Based on Years of Service(1)
Three Highest Consecutive Years                    ------------------------------------------------------
      in Last 10 Years:                            5 Years      10 Years           15 Years      20 Years
--------------------------------                   -------      --------           --------      --------
    $100,000.......................................$10,000       $20,000            $35,000       $50,000
     150,000........................................15,000        30,000             52,500        75,000
     200,000........................................20,000        40,000             70,000       100,000
     250,000........................................25,000        50,000             87,500       125,000
     300,000........................................30,000        60,000            105,000       150,000
     350,000........................................35,000        70,000            122,500       175,000
     400,000........................................40,000        80,000            140,000       200,000
     450,000........................................45,000        90,000            157,500       225,000
     500,000........................................50,000       100,000            175,000       250,000
     550,000........................................55,000       110,000            192,500       275,000
     600,000........................................60,000       120,000            210,000       300,000

------------

(l) The annual Pension Plan benefit is computed on the basis of a straight life annuity.

The following table illustrates total annual normal retirement benefits (payable from both the Pension Plan and from the Supplemental Plan and assuming attainment of age 65 during 1999) for various levels of Final Average Compensation and years of benefit service under Tier two of the Supplemental Plan, prior to application of the Social Security offset, which is an integral part of the benefits payable under the Supplemental Plan.

                                                          Estimated Total Annual Retirement Benefit
                                                       (Pension Plan plus Supplemental Plan, Tier two)
                                                                Based on Years of Service(1)
Final Average Compensation for                     -------------------------------------------------------
Five Highest Consecutive Years                                                                    25 Years
   in Last 10 Years:                               10 Years     15 Years           20 Years       or more
------------------------------                     --------     --------           --------       --------
  $100,000..........................................$18,000      $27,000            $36,000       $45,000
   150,000...........................................27,000       40,500             54,000        67,500
   200,000...........................................31,547       47,320             63,093        78,867
   250,000...........................................40,547       60,820             81,093       101,367
   300,000...........................................49,547       74,320             99,093       123,867
   350,000...........................................55,509       83,264            111,018       138,773

------------

(l) The annual Pension Plan benefit is computed on the basis of a straight life annuity.

      Messrs. Timothy P. Horne, McAvoy, Fifer, McCartney and Gannon have 40, 18, 6, 14 and 3 years, respectively, of benefit service under the Pension Plan. Messrs. McAvoy and Fifer are eligible for Tier one benefits, and Messrs. Horne and McCartney are eligible for Tier two benefits. Eligible employees are currently limited to a maximum annual benefit under the Pension Plan of $135,000 (subject to cost of living adjustments) under Internal Revenue Code requirements regardless of their years of service or Final Average Compensation. Accordingly, under current salary levels and law, Mr. Timothy P. Horne's annual benefit would be limited to such amount.

Employment, Termination, Supplemental and Deferred Compensation Agreements

      On September 1, 1996 the Company and Timothy P. Horne entered into a new Employment Agreement (the "1996 Employment Agreement") that terminated and superseded all prior employment agreements between the Company and Mr. Horne. The 1996 Employment Agreement provides for annual base salary of at least $660,000 plus other benefits and bonuses generally available to senior executives of the Company. The 1996 Employment Agreement provides for the employment of Mr. Horne as Chairman of the Board and Chief Executive Officer of the Company for a period of three years until August 31, 1999 and thereafter for consecutive one year period automatic renewals unless otherwise terminated. The 1996 Employment Agreement is terminable by Mr. Horne on thirty days notice. Under the 1996 Employment Agreement, if Mr. Horne shall, without his consent, cease to be, or cease to have the responsibilities and duties of, Chairman of the Board of Directors of the Company and Chief Executive Officer other than for a willful illegal act relating to the performance of his duties, or if he shall be assigned duties inconsistent with those previously performed by him, he shall be entitled to terminate his employment upon notice and, if so terminated, he shall be entitled to receive a severance payment equal to two times the base salary in effect on the date of termination.

      On September 1, 1996 the Company and Timothy P. Horne entered into a new Supplemental Compensation Agreement (the "1996 Supplemental Compensation Agreement") that terminated and superseded a prior Supplemental Compensation Agreement. Under the 1996 Supplemental Compensation Agreement, Timothy P. Horne is entitled to receive annual payments during his lifetime following his retirement or other termination of employment with the Company equal to the greater of (a) one half of the average of his base salary for the three years immediately preceding such retirement or termination or (b) $400,000. During this period Mr. Horne will be available as a consultant to the Company for 300 to 500 hours per year.

      Timothy P. Horne is also entitled under a Deferred Compensation Agreement to retirement benefits aggregating $233,333 payable over a period of 28 consecutive months commencing upon the earliest of his retirement, attainment of the age of 65 or other termination of employment. The Deferred Compensation Agreement represents compensation which Mr. Horne deferred prior to the Company's past three fiscal years. The Company has fully expensed its obligations under this Deferred Compensation Agreement.

Stock Option and Compensation Committee Report

      The Stock Option and Compensation Committee is currently composed of Messrs. Murphy and Moran. Mr. Murphy is the Chairman of the Committee. The members of the Stock Option and Compensation Committee are non-employee directors and are ineligible to participate in any of the compensation plans which are administered by the Committee.

      In accordance with the rules adopted by the Securities and Exchange Commission, the Stock Option and Compensation Committee will report on the compensation and benefits provided in fiscal 1999.5 to Timothy P. Horne, the Chief Executive Officer, and the four other most highly compensated executive officers named in the Summary Compensation Table. The base salary and annual bonus or RSU awards reflect only the six month period of July 1, 1999 to December 31, 1999. The Company reported executive compensation and option grants for fiscal 1999 in an amendment to the Company's annual report on Form 10-K filed with the Securities and Exchange Commission on October 28, 1999. The option exercise prices and number of options granted were equitably adjusted as a result of the Company's spinoff of CIRCOR International, Inc. on October 18, 1999 in which all shareholders of the Company received one share of common stock in CIRCOR for every two shares of common stock of the Company. The market price of the Company common stock was adjusted by the markets to reflect the market valuations of both the Company and CIRCOR.

Compensation Philosophy

      The Company's executive compensation program is designed to promote corporate performance by aligning the interests of the Company's executives with those of the stockholders thereby enhancing stockholder returns. The Committee believes that executives should have a greater portion of their compensation tied directly and primarily to performance of the business and secondarily to individual objectives established by management. To this end, overall compensation strategies and specific compensation plans have been developed to tie a significant portion of executive compensation to the success in meeting specified performance goals. The amended Executive Incentive Bonus Plan and the Management Stock Purchase Plan instituted in fiscal 1996 are intended to strengthen the executive compensation/corporate performance relationship. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate executives to achieve goals inherent in the Company's business strategy, to link executive and stockholder interests and to provide compensation packages that recognize individual contributions as well as promote achievement of overall business goals.

      The key elements of the Company's executive compensation program consist of three components, each of which is intended to serve the overall compensation philosophy: base salary, an annual bonus or Restricted Stock Units under the Management Stock Purchase Plan in lieu of annual bonus, and stock options granted under the 1996 Stock Option Plan (the "1996 Plan"). These programs, as well as the basis for the Chief Executive Officer's compensation in fiscal 1999.5, are discussed below.

Base Salary

      Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, coupled with a review of the compensation for comparable positions at other companies.

      Executives' base salaries are reviewed on an annual basis following the close of the fiscal year and completion of the audit of the Company's financial results by the independent auditors. Adjustments are determined by evaluating the performance of the Company and each executive officer. The performance of executive officers with functional or administrative responsibilities is considered by reviewing the quality and efficiency of administrative and functional processes. In the case of executive officers with responsibility for one or more business units within the Company, the business results of those units are also considered. The Committee also considers, where appropriate, certain nonfinancial performance measures, such as increase in market share, market expansion, corporate development and acquisitions, achievement of manufacturing efficiencies, improvements in product quality and/or relations with customers, suppliers or employees. Adjustments in base salary are also made when and as appropriate to reflect changes in job responsibilities.

      The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in the same-industry peer group established to compare shareholder returns. Thus, the compensation packages which may be considered during the Company's compensation review process are not the same group as the peer group index in the Comparison of Five and One-Half Year Cumulative Total Return graph included in this proxy statement.

Annual Bonus

      Under the Executive Incentive Bonus Plan, as amended, (the "Bonus Plan"), the Company's executive officers and other key employees are eligible for an annual cash bonus. Corporate performance objectives are established at or near the beginning of each fiscal year by the Chairman of the Board and Chief Executive Officer, the President and the Chief Financial Officer in consultation with the Committee. Each selected participant is generally assigned three goals, consisting of sales growth, an economic value added percentage and earnings objectives. Once the goals are established eligible executives are assigned a maximum potential bonus percentage of base salary as a target upon which the bonus is calculated. Each of the three goals described above carries a percentage weight of 331|3% of the maximum potential bonus percentage. The Committee believes that a significant portion of executive compensation should be tied to an annual bonus potential based closely on the performance of the Company. The Committee believes that the Bonus Plan accomplishes that objective.

      With respect to the Bonus Plan for fiscal 1999.5, the Company's sales were favorably impacted by increased unit shipments in North America and increased sales in Europe primarily attributable to the acquisition of Cazzaniga S.p.A. located in Italy. As a result of these events, the sales, economic value added and earnings objectives were substantially met. The substantial achievement of these objectives resulted in annual incentive bonuses for the CEO and most of the executive officers slightly higher than the 100% target level for the Bonus Plan in 1999.5.

Management Stock Purchase  Plan

      The Management Stock Purchase Plan (the "MSPP") is intended to increase the incentive for the Company's executives to purchase and hold more of the Company's Stock thereby more closely aligning their interests with the interests of the stockholders. Under the MSPP, participants may elect to receive restricted stock units ("RSUs") in lieu of all or a portion of their pre-tax annual incentive bonus and, in some circumstances, make after-tax contributions in exchange for RSUs. Executive participants are required to make an election no later than June 30 of the fiscal year for which such annual incentive bonus amounts will be determined. Each RSU represents the right to receive one share of the Company's Class A Common Stock ("Stock") after a three year vesting period and a participant may elect to defer receipt of Stock for an additional period of time after the vesting period. The MSPP permits a participant to defer income and the taxes due thereon until the RSUs are converted to Stock. RSUs are granted at a discount of 33% from the fair market value of the Stock on the date of grant which is the date that annual incentive bonuses are paid or would otherwise be paid. This discount is comparable to that offered by other industrial companies. The Committee has decreased the number of stock options granted and the number of individuals receiving options under the Company's stock option plans in order to further motivate executives participation in the MSPP.

Stock Options

      Under the Company's 1996 Plan, which was approved by the stockholders, stock options may be granted to the Company's executive officers. The Committee will continue to set guidelines for the size of stock option awards based on similar factors as used to determine base salaries and annual bonuses, including corporate performance and individual performance against objectives. However, as previously noted, the Committee has decreased the number of stock options granted to motivate executives participation in the MSPP. Stock options are a vehicle for the payment of long-term compensation which are intended to motivate executives to improve stock market performance.

      Stock options are designed to align the interests of the executives with those of the stockholders over the long-term, as the full benefit of the compensation package will not be realized unless stock appreciation occurs over a number of years. Stock options under the 1996 Plan, which may either be incentive or nonqualified options, are typically granted annually and vest 20% per year over five years beginning with the first anniversary of the grant date. Under the 1996 Plan, the exercise price for incentive stock option grants equals the market price of the Class A Common Stock on the date of the grant with an exception for executives who own more than 10% of the combined voting power of the Company; for those employees the exercise price is equal to 110% of the market price on the date of the grant. Under the 1996 Plan, nonqualified stock options have an exercise price which may be no less than 50% of the market price on the date of the grant and generally vest 20% per year over five years beginning with the first anniversary of the grant date. The duration of options under the 1996 Plan is generally 10 years, with the exception of incentive stock option grants to owners of more than 10% of the combined voting power of the Company, in which case such grants terminate after 5 years. Options are normally granted in August at the Committee's meeting in order to provide the Committee with an opportunity to review the fiscal year performance, both of business and individual goals.

Chief Executive Officer Compensation

      The CEO declined an annual adjustment in his base salary for fiscal 1999.5. The base salary received by the CEO in fiscal 1999.5 was $352,500, which on an annualized basis is a base salary of $705,000, an increase of .48% from $701,666 in the 1999 fiscal year. The nominal increase in base salary is attibuted to the CEO's last annual adjustment to base salary which took place in fiscal 1999. Under the terms of the 1996 Employment Agreement with the Company, the CEO's base salary was established in 1996 at $660,000, subject to a guaranteed annual adjustment equal to the increase in the Consumer Price Index for all Urban Consumers, with such other additional increase, if any, as the Committee deems appropriate in its discretion. The CPI increased by approximately 1.6% from June 1998 to June 1999, the twelve month period immediately prior to the Committee's last adjustment in the CEO's base salary for fiscal 1999. The CEO's bonus and stock option grant for fiscal 1999.5 were determined by the Committee using the same criteria described above for all executives. The bonus received by the CEO in fiscal 1999.5 was $96,857. The CEO did not make an election to receive RSU's in lieu of any portion of his annual bonus for fiscal 1999.5. In fiscal 1999.5, the CEO received options under the 1996 Plan to purchase 61,890 shares with an exercise price of $12.441, which represents 100% of the fair market value of the Class A Common Stock on the grant date. This compares to 61,890 options received in fiscal 1999. The CEO holds a significant equity interest in the Company.

Company Policy on Qualifying Compensation

      Internal Revenue Code Section 162(m), adopted in 1993, provides that publicly held companies may not deduct in any taxable year compensation in excess of one million dollars paid to any of the individuals named in the Summary Compensation Table which is not "performance-based" as defined in
Section 162(m). The Committee believes that, while there may be circumstances in which the Company's interests are best served by maintaining flexibility whether or not the compensation is fully deductible under Section 162(m), it is generally in the Company's best interest to comply with Section 162(m).

Conclusion

      Through the programs described above, a significant portion of the Company's executive compensation is linked to corporate performance and stock appreciation. The Committee believes that the Bonus Plan closely aligns executive compensation to corporate performance. In addition, the Committee believes that properly balancing the grant of stock options and RSUs will further encourage executives and management employees to acquire a greater equity stake in the Company and will motivate them to contribute to the future growth and success of the Company, thereby making stock appreciation a shared interest for both executives and management employees, and all stockholders.


                     Stock Option and Compensation Committee
                     ---------------------------------------
                        Daniel J. Murphy, III (Chairman)
                        Gordon W. Moran

Performance Graph

      Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Class A Common Stock, based on the market price of the Class A Common Stock, with the cumulative return of companies on the Standard & Poor's 500 Stock Index and two peer groups of companies engaged in the valve and pump industries, for a period of five and one-half fiscal years commencing June 30, 1994 and ended December 31, 1999. Peer group 1 is a newly selected performance indicator of peer companies consisting of Flowserve Corporation, U.S. Industries, Inc. and IDEX Corporation. Peer group 2, the peer group used by the Company in its last proxy statement, consists only of Flowserve Corporation and U.S. Industries, Inc. because Dresser Industries, Inc., the other company which previously appeared in the Company's peer group of companies, merged with Halliburton Company, and therefore does not appear in the peer group 2 line graph below. The graph assumes that the value of the investment in the Company's Class A Common Stock and each index was $100 at June 30, 1994 and that all dividends were reinvested.

          COMPARISON OF FIVE AND ONE-HALF YEAR CUMULATIVE TOTAL RETURN
                 Among Watts Industries, Inc., The S&P 500 Index
                               and Two Peer Groups

================================================================================


                              [PERFORMANCE GRAPH]


================================================================================

                                                                 Cumulative Total Return
                                            6/30/94 6/30/95  6/30/96    6/30/97  6/30/98   6/30/99  12/31/99
Watts Industries, Inc.........................100   108.97     82.02    107.09    94.34     88.61     95.62
Peer Group 1..................................100   134.33    151.25    208.87   211.86    165.46    145.32
Peer Group 2..................................100   144.02    156.55    219.58   218.74    158.34    135.40
S & P 500.....................................100   126.07    158.86    213.98   278.52    341.90    368.25

Certain Relationships and Related Transactions

      Mr. Timothy P. Horne, a director of the Company, is also a director of CIRCOR and after the spin-off of CIRCOR, beneficially owns voting securities entitled to approximately 81.3% of the voting power of the outstanding Company common stock and approximately 29.9% of the voting power of the outstanding CIRCOR common stock.

      Mr. Daniel J. Murphy, III, a director of the Company, is also a director of CIRCOR, and serves on each company's compensation committee. Mr. Murphy is not an executive officer of either company.

      George B. Horne, the father of Timothy P. Horne, receives monthly payments of $7,959 ($95,505 annually) from the Watts Industries, Inc. Retirement Plan for Salaried Employees.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and more than 10% shareholders to file with the Securities and Exchange Commission reports on prescribed forms of their ownership and changes in ownership of Company stock and provide copies of such forms to the Company. Based on a review of the copies of such forms provided to the Company, the Company believes that during the fiscal year ended December 31, 1999, all reports on forms required by Section 16(a) to be filed by the aforementioned persons were filed on a timely basis, except that Robert T. McLaurin, Corporate Vice President of Asian Operations, inadvertently failed to file with the Securities and Exchange Commission on a timely basis, one Form 4 for the month of October, 1999 reporting one transaction, but did report the transaction in his year end report on Form 5, which was timely filed.

                                   PROPOSAL 2

                      RATIFICATION OF INDEPENDENT AUDITORS

      Although Delaware law does not require that the selection by the Directors of the Company's independent auditors be approved each year by the stockholders, the Directors believe it is appropriate to submit the selection of independent auditors to the stockholders for their approval and to abide by the result of the stockholders' vote. Upon the recommendation of the Audit Committee of the Board, the Directors have recommended that the stockholders ratify the selection of KPMG LLP as the Company's independent auditors for fiscal 2000.

      The Company expects that a representative of KPMG LLP will be present at the annual meeting and will be given the opportunity to make a statement if he or she wishes to do so. This representative is also expected to be available to respond to questions from stockholders.

      Holders of voting rights sufficient to ratify the selection of KPMG LLP as independent auditors have indicated an intention to vote in favor of this proposal.

      The Board of Directors recommends that stockholders vote FOR this proposal.

                              STOCKHOLDER PROPOSALS

      In order for any stockholder proposal to be included in the proxy statement for the Company's 2001 Annual Meeting of Stockholders, such proposal must be received at the principal executive offices of the Company, 815 Chestnut Street, North Andover, MA 01845, not later than November 17, 2000 and must satisfy certain rules of the Securities and Exchange Commission.

      Nominations and proposals of stockholders may also be submitted to the Company for consideration at the 2001 Annual Meeting if certain conditions set forth in the Company's bylaws are satisfied, but will not be included in the proxy materials unless the conditions set forth in the preceding paragraph are satisfied. Such nominations (or other stockholder proposals) must be delivered to or mailed and received by the Company not less than 75 days nor more than 120 days prior to the anniversary date of the 2000 Annual Meeting which dates will be February 9, 2001 and December 27, 2000, respectively. Shareholder proposals received by the Company outside of the aforementioned dates will be considered untimely received for consideration at such Annual Meeting. If the date of the 2001 Annual Meeting is subsequently moved to a date more than seven days (in the case of Director nominations) or ten days (in the case of other stockholder proposals) prior to the anniversary date of the 2000 Annual Meeting, the Company will publicly disclose such change, and nominations or other proposals to be considered at the 2001 Annual Meeting must be received by the Company not later than the 20th day after such disclosure (or, if disclosed more than 75 days prior to such anniversary date, the later of 20 days following such disclosure or 75 days before the date of the 2001 Annual Meeting, as rescheduled). To submit a nomination or other proposal, a stockholder should send the nominee's name or proposal and appropriate supporting information required by the Company's bylaws to the Secretary of the Company at the address set forth above.

                          A LEADER IN VALVE TECHNOLOGY
                          [LOGO] WATTS(R)
                                 INDUSTRIES, INC.
                          ----------------------------
                                 SINCE 1874
                          ----------------------------

                             WATTS INDUSTRIES, INC.
          815 Chestnut Street, North Andover, Massachusetts 01845-6098
                     Visit our website at: www.wattsind.com

Printed in U.S.A.                                                     0764-PS-00

                                      PROXY

                             WATTS INDUSTRIES, INC.

                  815 Chestnut Street, North Andover, MA 01845
                         Proxy for Class A Common Stock

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned hereby appoints Timothy P. Horne and William C. McCartney, and each of them acting solely, proxies, with power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated on the reverse side, all of the shares of Class A Common Stock of Watts Industries, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Watts Industries, Inc. to be held in the Phillips Room of The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts, on Wednesday, April 26, 2000 at 10:00 a.m. (Boston time), and at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side hereof and described in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement.

      The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the aforesaid meeting and the Annual Report to Stockholders.

|_|   Please mark
      votes as in
      this example.

      This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instruction is indicated with respect to Items 1 and 2 below, the undersigned's votes will be cast in favor of Items 1 and 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

      1. To elect five Directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Nominees: (01) Timothy P. Horne, (02) Kenneth J. McAvoy,
      (03) Gordon W. Moran, (04) Daniel J. Murphy, III, and (05) Roger A.
      Young.

                  FOR                WITHHELD
              ALL NOMINEES       FROM ALL NOMINEES
                  |_|                  |_|


|_|
      ---------------------------------------------
           For all nominees except as noted above

                                                FOR       AGAINST      ABSTAIN

      2.   To ratify the selection of KPMG      |_|         |_|          |_|
           LLP as the independent auditors
           of the Company for the current
           fiscal year.

           MARK HERE          |_|
           FOR ADDRESS
           CHANGE AND
           NOTE AT LEFT

      Sign exactly as your name appears on this Proxy. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers should add their full titles as such.


      Signature:  _____________________         Date: __________________


      Signature:  _____________________         Date: __________________

                                      PROXY

                             WATTS INDUSTRIES, INC.

                  815 Chestnut Street, North Andover, MA 01845
                         Proxy for Class B Common Stock

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned hereby appoints Timothy P. Horne and William C. McCartney, and each of them acting solely, proxies, with power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated on the reverse side, all of the shares of Class B Common Stock of Watts Industries, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Watts Industries, Inc. to be held in the Phillips Room of The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts, on Wednesday, April 26, 2000 at 10:00 a.m. (Boston time), and at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side hereof and described in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement.

      The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the aforesaid meeting and the Annual Report to Stockholders.

|_|   Please mark
      votes as in
      this example.

      This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instruction is indicated with respect to Items 1 and 2 below, the undersigned's votes will be cast in favor of Items 1 and 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

      1. To elect five Directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Nominees: (01) Timothy P. Horne, (02) Kenneth J. McAvoy,
      (03) Gordon W. Moran, (04) Daniel J. Murphy, III, and (05) Roger A.
      Young.

                  FOR                WITHHELD
              ALL NOMINEES       FROM ALL NOMINEES
                  |_|                  |_|


|_|
      ---------------------------------------------
           For all nominees except as noted above

                                                FOR       AGAINST      ABSTAIN

      2.   To ratify the selection of KPMG      |_|         |_|          |_|
           LLP as the independent auditors
           of the Company for the current
           fiscal year.

           MARK HERE             |_|
           FOR ADDRESS
           CHANGE AND
           NOTE AT LEFT

      Sign exactly as your name appears on this Proxy. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers should add their full titles as such.


      Signature:  _____________________         Date: __________________


      Signature:  _____________________         Date: __________________